Exhibit 10.1

                         STAR MULTI CARE SERVICES, INC.
                         33 WALT WHITMAN ROAD, SUITE 302
                       HUNTINGTON STATION, NEW YORK 11746
                TELEPHONE: 631-423-6689 * FACSIMILE: 631-427-5466

                                December 30, 2002

Heller Healthcare Finance, Inc.
Two Wisconsin Circle, 4th Floor
Chevy Chase, Maryland 20815
Attention:  Mr. David Moore

     Re: Loan and Security Agreement by and among Heller Healthcare Finance, Inc. ("Lender") and Star Multi Care Services, Inc., Amserv Health Care of Ohio, Inc., Amserv Health Care of New Jersey, Inc. and EFCC Acquisition Corp. ("Borrower") dated as of August 31, 2001 (as amended from time to time, the "Loan Agreement")

Ladies and Gentlemen:

     Reference is made to the Loan Agreement. All capitalized terms used but not defined in this Letter Agreement shall have the respective meanings given them in the Loan Agreement.

     Borrower has requested that Lender agree to make periodic advances of Loan proceeds (i.e., the "Overline Advances"), the aggregate of which will exceed the principal amount currently permitted by the Loan Agreement to be advanced against the Borrowing Base. Lender has agreed to make such Overline Advances provided that Borrower agrees to the terms and conditions set forth below.

     Lender and Borrower hereby agree to the following terms regarding the Overline Advances:

     1. The outstanding Overline Advances (the "Overline Loan") shall not exceed at any time an aggregate maximum principal amount of One Hundred Seventy Six Thousand and No/100 Dollars ($176,000.00).

     2. Except as expressly modified by the terms of this Letter Agreement, the Overline Loan will be treated for all purposes as a Revolving Credit Loan under the Loan Agreement, and all principal, interest, fees and other costs and expenses relating to the Overline Loan (the "Overline Obligations") shall be treated as additional Obligations under the Loan Agreement and the other Loan Documents. The Maximum Loan Amount under the Loan Agreement shall be inclusive of the Overline Loan.

     3. The Overline Loan shall continue to bear interest at the Base Rate as specified in Loan Agreement. The Overline Loan shall be reduced monthly, on or before the final day of each calendar month commencing with January 31, 2003, by an amount equal to Fourteen Thousand Six Hundred Sixty Six and 67/100 Dollars ($14,666.67); provided, however, that, in any event, the Overline Obligations shall be repaid in full by no later than December 31, 2003 (the "Overline Maturity Date"). The failure to make any of the foregoing reductions of the Overline Loan or the failure to make such repayment on or before the Overline Maturity Date shall constitute an immediate Event of Default under the Loan Agreement. Upon the occurrence of such an Event of Default, Lender shall be entitled to apply amounts transferred to the Concentration Account pursuant to
Section 2.3 of the Loan Agreement in satisfaction of Borrower's Overline Obligations.


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     4. Borrower shall pay to Lender a fee (the "Overline Fee") equal to ten percent (10%) of the maximum amount of the Overline Loan advanced to Borrower throughout the term of the Overline Loan, which amount shall not exceed Seventeen Thousand Six Hundred Dollars ($17,600.00).

     5. The entire amount of the Overline Obligations shall be secured by Unconditional Guaranties of Payment and Performance (i) by Stephen Sternbach, an individual, and (ii) by Sternbach Enterprises, LLC ("LLC Guarantor") in favor of Lender (the "LLC Guaranty"), which LLC Guaranty is further secured by a pledge and assignment of all of LLC Guarantor's right, title and interest in and to all of the shares owned by Guarantor in the 494 Ocean Harbor View Apartment Corp., as evidenced by Stock Certificates Nos. 82, 83, 85 and 86, representing 1,380 shares in 494 Ocean Harbor View Apartment Corp. and an assignment of certain proprietary leases (collectively, the "Assignment"). The Assignment granted by LLC Guarantor to Lender shall be free and clear of any other of any other person or entity, except for the rights provided in the governing documents of 494 Ocean Harbor View Apartment Corp. All of the documents relating to the guaranty and security agreements described herein shall be in form and substance satisfactory to Lender. In addition to the Assignment, Borrower and LLC Guarantor shall deliver to Lender a legal opinion in form and substance acceptable to Lender addressing, among other things, the enforceability and legality of this Letter Agreement, the LLC Guaranty and the Assignment.

     6. Except as specifically modified by this Letter Agreement, the Loan Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

     7. Borrower shall be responsible for the costs and expenses incurred by Lender in connection with this Letter Agreement and the Assignment, including the reasonable fees and expenses of Lender's in-house counsel.

     8. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

     9. The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided in this Letter Agreement, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

     10. This Letter Agreement may be executed in any number of counterparts, including by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

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     If these conditions are acceptable to Lender, please so signify by signing below where indicated.

                       Very truly yours,

                       STAR MULTI CARE SERVICES, INC.

                       By: ______________________________
                       Name:
                       Title:

                        AMSERV HEALTH CARE OF OHIO, INC.

                       By: ______________________________
                       Name:
                       Title:

                       AMSERV HEALTH CARE OF NEW JERSEY, INC.

                       By: ______________________________
                       Name:
                       Title:

                       EFCC ACQUISITION CORP.

                       By: ______________________________
                       Name:
                       Title:

THE FOREGOING IS ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE.

                       HELLER HEALTHCARE FINANCE, INC.

                       By: ______________________________
                       Name:
                       Title: